BDO

Tel.: +52 (55) 8503 4200
Fax: +52 (55) 8503 4299
www.bdomexico.com

Castillo Miranda y Compañía, S.C.
Paseo de la Reforma 505-31
Torre Mayor
Colonia Cuauhtémoc
México, D.F.
CP 06500

INDEPENDENT AUDITOR'S REPORT

To the Shareholders of
Grupo Vasconia, S. A. B. and Subsidiaries

We have audited the accompanying consolidated financial statements of Grupo Vasconia, S. A. B. and Subsidiaries, which comprise the consolidated statement of financial position as at December 31, 2012, and the consolidated statements of income, changes in shareholders' equity and cash flows for the year ended December 31, 2012, and a summary of significant accounting policies and other explanatory information.

Management's responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

70 años Castillo Miranda

Opinion

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of Grupo Vasconia, S. A. B. and Subsidiaries as of December 31, 2012, and its consolidated results, its consolidated changes in shareholders' equity and its consolidated cash flows for the year then ended, in conformity with International Financial Reporting Standards, which differ in certain respects from accounting principles generally accepted in the United States (See Notes 22 to the consolidated financial statements).

Emphasis of matter

As mentioned in Note 4 to the financial statements, the Company adopted for first time the International Financial Reporting Standards (IFRS) for the year ended December 31, 2012. Such adoption affected the previously reported consolidated financial statements for the year ended December 31, 2011, which were presented under Mexican Financial Reporting Standards. Note 21 shows the effects of the adoption of IFRS. This had no effect on our opinion.

Paragraph of other issues

The consolidated financial statements of Grupo Vasconia, S. A. B. and Subsidiaries as of December 31, 2011, and for the year then ended, which were prepared in accordance with Mexican Financial Reporting Standards, were audited by us in accordance with Mexican generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), where we issued an unqualified opinion on February 29, 2012.

These consolidated financial statements have been translated into English solely for the convenience of readers of this language. In all cases, where there are any disagreements between the English and Spanish versions, the Spanish version shall be considered authoritative and controlling.

CASTILLO MIRANDA Y COMPAÑÍA, S. C.

Bernardo Soto Peñafiel, CPA

México, City
February 28, 2013